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                                                                     Exhibit 5.1


                [KRAMER LEVIN NAFTALIS & FRANKEL LLP LETTERHEAD]

                                                           March 1, 1999


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Avenue, N.W.
Washington, D.C. 20549


Re:      GT Interactive Software Corp.
         Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to GT Interactive Software Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 1,930,501 shares of common stock, par value $0.01 per share, of the Company to be sold by the selling stockholders named in the Registration Statement (the "Shares").

                  As such counsel we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.
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KRAMER LEVIN NAFTALIS & FRANKEL LLP

Securities and Exchange Commission
March 1, 1999
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                  Based upon the foregoing, we are of the opinion that the
Shares (including those shares issuable upon exercise of a warrant, assuming such shares are so issued upon exercise in accordance with the terms and conditions set forth in the warrant) have been validly authorized and issued, and are fully-paid and non-assessable shares of common stock of the Company.

                  We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                                 Very truly yours,

                                        /s/ Kramer Levin Naftalis & Frankel LLP